Exhibit 23

ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP
Certified Public Accountants & Profitability Consultants

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Elite Pharmaceuticals, Inc., pertaining to 8,000,000 shares of Common Stock of Elite Pharmaceuticals, Inc. of our report dated June 29, 2009, with respect to the consolidated financial statements of Elite Pharamceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended March 31, 2009.

CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
December 15, 2009